UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Principal Officers

On September 22, 2004 the Board of Directors appointed Rafiq A. Sayed, a Director of Registrant, as Chief Financial Officer.

Item 8.01  Other Events

On September 22, 2004, by order of the Board of Directors, the following actions were taken:

1.  Restatement of Stock Options

Trinity Petroleum:  100,000 options to purchase common stock at an exercise price of $0.10 per share was extended to September 22, 2014.

Dr. Daud:  150,000 options to purchase common stock at an exercise price of $0.25 per share was extended to September 22, 2014.

Kim Fuerst:  500,000 options to purchase common stock at an exercise price of $0.25 per share was extended to September 22, 2014.

2.  New Grants of Stock Options

Dr. Daud:  50,000 options to purchase common stock at an exercise price of $0.25, expiring on September 22, 2014.

Rafiq Sayed:  800,000 options to purchase common stock at an exercise price of $0.25, expiring on September 22, 2014.

3.  Compensation for Services

Rafiq A. Sayed will receive compensation of $10,000 per month for services as Chief Financial Officer.

The Board of Directors also approved the appointment of Waseem A.Sayed, PhD, brother of Rafiq A. Sayed, as the Company's financial public relations consultant at a salary of $15,000 per month and granted him a total of up to 1,250,000 options at $.25 per share and a bonus of up to $200,000 dependent upon achievement of set goals.

4.  Capital Formation

The Board of Directors authorized Management to begin fund-raising efforts to raise $7 million to $10 million in an equity offering. The funds will be used to implement Registrant’s business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

By:

    /s/ Kim M. Fuerst

Name: Kim M. Fuerst

Title: President, Chief Executive

    Officer and Chairman

Dated: June 29, 2005